                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 11, 1996

                        NEWPORT NEWS SHIPBUILDING INC.
            (Exact name of registrant as specified in its charter)

        Delaware                         1-12385               74-1541566
(State or other jurisdiction           (Commission            (IRS Employer
   of Incorporation)                   File Number)         Identification No.)

4101 Washington Avenue, Newport News, VA                       23607-2770
(Address of principal executive offices)                       (Zip Code)

                                (757) 380-2000
             (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

       (i) On December 11, 1996, Tenneco Inc., the then sole stockholder of Newport News Shipbuilding Inc. (the "Company"), distributed (the "Shipbuilding Distribution") all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") to the stockholders of record of the common stock of Tenneco Inc., pursuant to a certain Distribution Agreement, dated as of November 1, 1996, among Tenneco Inc., New Tenneco Inc. and the Company, set forth as Exhibit 2 to the Company's Registration Statement on Form 10, dated November 6, 1996, as amended, filed with the Securities and Exchange Commission (File No. 1-12385) (the "Registration Statement"). No consideration was paid by the stockholders of Tenneco Inc. for the Common Stock received in connection with the Shipbuilding Distribution. The Shipbuilding Distribution and related transactions are more fully described in the Registration Statement.

       (ii) The Company, along with two other companies, previously entered into an alliance (the "Alliance") to bid on the U.S. Navy's LPD-17 non-nuclear amphibious assault ship construction program (the "LPD-17 Program"). On December 17, 1996, the Navy announced that another group of companies, competing with the Alliance for award of the contract for the LPD-17 Program, was the successful bidder.



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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             NEWPORT NEWS SHIPBUILDING INC.



December 20, 1996                            /s/ STEPHEN B. CLARKSON
                                             --------------------------
                                             By: Stephen B. Clarkson
                                             Vice President, General Counsel
                                             and Secretary